Exhibit (a)(1)(C)

Offer To Exchange
up to 3,197,385 Depositary Units
of
EASTERN AMERICAN NATURAL GAS TRUST
a Delaware statutory trust
for
up to 4,120,059 Common Units
of
ECA MARCELLUS TRUST I
Pursuant to the Offer to Exchange dated February 13, 2013
by
ENERGY CORPORATION OF AMERICA

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 13, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

February 13, 2013

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been engaged by Energy Corporation of America, a West Virginia corporation (which we refer to as “ECA”), to act as Information Agent in connection with ECA’s offer to exchange up to 3,197,385 depositary trust units (which we refer to as “NGT Depositary Units”), of Eastern American Natural Gas Trust, a Delaware statutory trust (which we refer to as “NGT”), in exchange for up to 4,120,059 common units of ECA Marcellus Trust I, a Delaware statutory trust (which we refer to as “ECT”), that ECA owns upon the terms and subject to the conditions set forth in the prospectus, dated and filed with the Securities and Exchange Commission (Registration No. 333-185397) on February 13, 2013 (as it may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and which, together with the Prospectus, constitutes the “Offer”) enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whom you hold NGT Depositary Units registered in your name or in the name of your nominee.

Certain conditions to the Offer are described in the section captioned “The Offer — Conditions of the Offer” in the Prospectus.

In compliance with the depositary agreement governing the NGT Depositary Units, a tender of NGT Depositary Units for exchange may be made only in denominations of 50 or an integral multiple thereof.

For your information and for forwarding to your clients for whom you hold NGT Depositary Units registered in your name or in the name of your nominee, we are enclosing the following documents:

1.              The Prospectus;

2.              The Letter of Transmittal for your use in accepting the Offer and tendering NGT Depositary Units and for the information of your clients, together with the included Internal Revenue Service Form W-9;

3.              A Notice of Guaranteed Delivery to be used to accept the Offer if the NGT Depositary Units and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (which we refer to as the “Depositary”) by the expiration date of the Offer;

4.              A form of letter which may be sent to your clients for whose accounts you hold NGT Depositary Units registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer; and

5.              A return envelope addressed to the Depositary for your use only.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 13, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

For NGT Depositary Units to be properly tendered pursuant to the Offer, (a) the unit certificates, together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, and any other documents required in the Letter of Transmittal, or, in the case of a book-entry transfer an “agent’s message” as described below, must be timely received by the Depositary or (b) the tendering stockholder must comply with the guaranteed delivery procedures, all in accordance with the Prospectus and the Letter of Transmittal.  The term “agent’s message” means a message, transmitted by DTC to and received by the depositary of NGT and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering the NGT Depositary Units that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that ECA may enforce such agreement against such participant.

Other than fees paid to broker/ dealers that ECA has engaged solely for the purposes of complying with state “blue sky” laws and a payment to brokers of a fee of $0.50 per NGT Depositary Unit for NGT Depositary Unitholders that elect to accept the exchange consideration, ECA will not pay any fees or commissions to any broker or dealer or any other person (other than to the Depositary and Information Agent as described in the Offer to Exchange) in connection with the solicitation of tenders of NGT Depositary Units pursuant to the Offer. ECA will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding materials related to the Offer to their customers.  ECA will pay all unit transfer taxes applicable to its exchange of NGT Depositary Units pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the address and telephone numbers set forth below.

Very truly yours,

D.F. King & Co.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF ECA, THE INFORMATION AGENT OR THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 697-6975

Email: info@dfking.com

Notice of Solicited Tenders

Offer to Exchange

up to

3,197,385 Depositary Units of

EASTERN AMERICAN NATURAL GAS TRUST

for up to 4,120,059 Common Units of

ECA MARCELLUS TRUST I

Representing Beneficial Interests

held by
ENERGY CORPORATION OF AMERICA

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 13, 2013, REFERRED TO AS THE “EXPIRATION DATE,” UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

Please deliver this Notice of Solicited Tenders to:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Attention: Elton Bagley

Facsmile: (212) 709-3328

Telephone: (212) 493-6996

THIS NOTICE OF SOLICITED TENDERS MUST BE DELIVERED TO THE ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

In order to be eligible to receive the Soliciting Broker Fee (to be paid by the Exchange Agent), a properly completed Notice of Solicited Tenders must be received by the Information Agent prior to the Expiration Date. ECA will, in its sole discretion, determine whether a soliciting broker has satisfied the criteria for receiving a Soliciting Broker Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

DTC PARTICIPANT NUMBER:

Account No.	Number of Depositary Units Requested for Payment	VOI Ticket Number

Attach additional sheets, if necessary.

In connection with the above-referenced Offer, the undersigned hereby represents, confirms and agrees that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with the Offer; (ii) it is entitled to a Soliciting Broker Fee under the terms and conditions set forth in the Offer to Exchange, and will provide satisfactory evidence of such entitlement upon request; (iii) in soliciting a tender, it has used no solicitation materials other than the Prospectus and the other material (if any) furnished by ECA; (iv) each NGT Depositary Unitholder that it has solicited has received a copy of the Prospectus and each amendment thereto; (v) it is either (a) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA, or (b) a bank or trust company located in the United States; and (vi) no Soliciting Broker Fee has been requested or paid with respect to NGT Depositary Units tendered for its own account.

Name of Firm:

Attention:

Address:

City, State, Zip Code:

Phone Number:

Taxpayer Identification:

Name / Title (Please Print):

Signature:

(Medallion Stamp Required)

SOLICITATION FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:

Firm:

Attention:
(Please Print)

Address:

(Include Zip Code)

Phone No. (including area code):

Taxpayer Identification or Social Security No.:

Applicable VOI Number:

Number of Depositary Units: